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                          SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, DC 20549

                                      ----------

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                      ----------

                             GAMETECH INTERNATIONAL, INC.
                (Exact name of registrant as specified in its charter)

                DELAWARE                                33-0612983
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
     incorporation or organization)

          2209 W. 1ST STREET
            TEMPE, ARIZONA                                85281
(Address of principal executive offices)                (Zip Code)

                GAMETECH INTERNATIONAL, INC. 1997 INCENTIVE STOCK PLAN
                               (Full title of the plan)

                               ANDREJS K. BUNKSE, ESQ.
                             GAMETECH INTERNATIONAL, INC.
                                  2209 W. 1ST STREET
                                 TEMPE, ARIZONA 85281
                       (Name and address of agent for service)

                                    (602) 804-1101
            (Telephone number, including area code, of agent for service)

                                     ------------

                           COPIES OF ALL COMMUNICATIONS TO:
                                PETER P. WALLACE, ESQ.
                             MORGAN, LEWIS & BOCKIUS LLP
                           300 S. GRAND AVENUE, 22ND FLOOR
                                LOS ANGELES, CA  90071
                                    (213) 612-2500

                           CALCULATION OF REGISTRATION FEE
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                                                                  PROPOSED MAXIMUM       PROPOSED MAXIMUM           AMOUNT OF
                                             AMOUNT TO BE        OFFERING PRICE PER     AGGREGATE OFFERING        REGISTRATION
   TITLE OF SECURITIES TO BE REGISTERED       REGISTERED               SHARE                   PRICE                 FEE(1)
-------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $.001 per share   1,869,000  shares          $  3.03            $ 5,657,873(2)              $ 1,826
                                             131,000  shares          $  4.06            $   531,860(2)
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(1)  Registration fee calculated pursuant to Rule 457(h) under the Securities
     Act of 1933, as amended.

(2) The fee with respect to shares issuable upon the exercise of options to purchase 1,869,000 shares of Common Stock is calculated upon the basis of the actual per share exercise price of the stock options awarded. The fee with respect to 131,000 shares of Common Stock is calculated based upon the basis of the average of the high and low prices of the Registrant's Common Stock reported on the Nasdaq National Market on April 24, 1998.

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                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by GameTech International, Inc. (the "Corporation") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement.

     1. The Corporation's Form 10-K, filed with the Commission for the year ended October 31, 1997.

     2. The Corporation's Form 10-K/A, filed with the Commission for the year ended October 31, 1997.

     3. The Corporation's Form 10-Q, filed with the Commission for the quarterly period ended January 31, 1998.

     4.   The Corporation's Form 8-K dated April 1, 1998.

     5.   The Corporation's Form 8-K dated April 17, 1998.

     6. The description of the Corporation's Common Stock contained in the Corporation's Registration Statement on Form 8-A filed with the Commission on November 20, 1998 under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including all amendments and reports updating such description.

All documents subsequently filed by the Corporation with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Plan meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Corporation's Amended and Restated Bylaws (the "Bylaws") provide that to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"), a director of the Corporation shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Under the DGCL, liability of a director may not be limited (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases and (iv) for any transaction from which the director derives an improper personal benefit. The effect of the provisions of the Bylaws is to eliminate the rights of the Corporation and its stockholders (through stockholders' derivative suits on behalf of the Corporation) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior), except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Corporation or any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of loyalty. In addition, the Bylaws provide that the Corporation shall indemnify its directors and officers against losses incurred by any such person by reason of the fact that such person was acting in such capacity.


                                         II-1

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The Corporation maintains an insurance policy which pays the losses of the
Corporation's directors and officers, and the losses of the Corporation to the extent it has indemnified the directors and officers for such liabilities arising from acts of the directors and officers in their respective capacities as such.

ITEM 8.  EXHIBITS.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

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 EXHIBIT  NO.                            DESCRIPTION
--------------  ----------------------------------------------------------------

    4.1         Certificate of Incorporation of the Corporation, as amended(1)

    4.2         Amended and Restated Bylaws of the Corporation(1)

    4.3         GameTech International, Inc. 1997 Incentive Stock Plan(1)

    5.1         Opinion of Morgan, Lewis & Bockius LLP(2)

   23.1         Consent of Ernst & Young LLP(2)

   24.1 Power of Attorney (set forth on signature page to this Registration Statement)
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                (1) Incorporated herein by reference to Registration Statement
                    No. 333-34967
                (2) Filed herewith

ITEM 9.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1.(a)     (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                                         II-2

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(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                        * * *

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(2) The registrant will submit or has submitted the plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan.


                                         II-3

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                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on April 29, 1998.

                                        GAMETECH INTERNATIONAL, INC.


                                        By:  /s/ Todd S. Myhre
                                            ------------------------
                                             Todd S. Myhre
                                             CHIEF EXECUTIVE OFFICER

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of GameTech International, Inc. hereby constitutes and appoints Todd S. Myhre, John J. Paulson and Andrejs K. Bunkse, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, in any and all capacities, to sign one or more amendments to this Registration Statement on Form S-8 under the Securities Act of 1933, including post-effective amendments and other related documents, and to file the same with the Securities and Exchange Commission under said Act, hereby granting power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities indicated on April 29, 1998:

                SIGNATURE                                TITLE
                ---------                                -----


 /s/ Todd S. Myhre                       Chief Executive Officer (Principal
--------------------------------------   Executive Officer) and Director
 Todd S. Myhre


 /s/ Richard T. Fedor                    Chairman of the Board (Principal
--------------------------------------   Executive Officer) and Director
 Richard T. Fedor

 /s/ John J. Paulson                     Chief Financial Officer and Treasurer
--------------------------------------   (Principal Financial and Accounting
 John J. Paulson                         Officer)



 /s/  Gary R. Held                       Vice President - Sales & Marketing
--------------------------------------   and Director
 Gary R. Held


 /s/  Frederick C. Lane                  Director
--------------------------------------
 Frederick C. Lane


 /s/  Douglas M. Hayes                   Director
--------------------------------------
 Douglas M. Hayes


 /s/  Clarence H. Thiesen                Director
--------------------------------------
 Clarence H. Thiesen